SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2013

CODESMART HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-180653	45-4523372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Seventh Avenue, 7th floor
New York, NY 10001
(Address of Principal Executive Offices)

 (former name or former address, if changed since last report)
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into A Material Definitive Agreement

From June 25, 2013 through July 18, 2013, the Company entered into and consummated a private placement of its common stock, par value $0.0001 ("Common Stock") to certain accredited investors (“Investors”) pursuant to a subscription agreement (the “Subscription Agreement”) at the price of $1.50 per share.  The Company sold an aggregate of 1,582,869 shares of Common Stock for gross proceeds of $2,374,300 (the “PIPE”).

The Subscription Agreement contains representations and warranties from the Company that are customary to this type of transactions. Under the Subscription Agreement, the Company granted registration rights to the Investors, where the Company is obligated to prepare and file a registration statement with the SEC for the resale of the Common Stock sold in the PIPE within 60 days from the last closing of the PIPE and cause such registration statement to be effective no later than 270 days after the initial registration statement is filed.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

Exhibit Number	Description

10.1	Form of Subscription Agreement, dated June 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CodeSmart Holdings, Inc.

Date: July 24, 2013	By:	/s/ Ira Shapiro
Name: Ira Shapiro
Title: Chief Executive Officer